UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

WEJO GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton	Bermuda	HM12
(Address of Principal Executive Offices)		(Zip Code)
+44 8002 343065
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Share, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on February 27, 2023, Wejo Group Limited (the “Company”) entered into that certain Securities Purchase Agreement (the “Second Lien SPA”) with an investor (the “Second Lien Noteholder”). Under the Second Lien SPA, for a purchase price of $3,500,000, the Company issued and sold to the Second Lien Noteholder a secured, non-convertible note in the aggregate principal amount of $3,684,210 (as amended, the “Second Lien Note”). As also previously announced, on March 28, 2023, the Company and the Second Lien Noteholder entered into that certain First Amendment to Secured Note under which they agreed to extend the maturity date under the Second Lien Notes to April 17, 2023 in exchange for an extension fee in the amount of $368,421, representing 10% of the principal amount of the Second Lien Note at that time.

On April 17, 2023, the Company and the Second Lien Noteholder entered into that certain Second Amendment to Secured Note (the “Second Amendment”) under which the parties agreed to (a) further extend the maturity date under the Second Lien Notes to May 1, 2023, subject to a further extension of the maturity date to May 15, 2023 if the payment set forth in (c)(ii) below is timely made, (b) an extension fee in the amount of $310,346.07, representing 10% of the principal amount of the Second Lien Note following the payment set forth in section (c)(i) below, (c) payment by the Company of the Principal of the Second Lien Note (subject always to the terms of the Deed of Priority (as defined in the Second Lien SPA)) as follows: (i) on or prior to the first business day following the effective date of the Second Amendment, in an amount equal to $1,000,000, (ii) on or prior to May 1, 2023, in an amount equal to $2,000,000 and (iii) if the payment referred to in (c)(ii) above is timely made, on or prior to May 15, 2023, all remaining outstanding Principal plus all other amounts due to the Second Lien Holder under the Second Lien Note. If the payment referred to in (c)(ii) above is not timely made, all remaining outstanding Principal and all other amounts due to the Second Lien Holder under the Second Lien Note shall be due on May 1, 2023 (subject to the terms of Deed of Priority).

Other than as expressly modified pursuant to the Second Amendment, the Second Lien Note remains in full force and effect. The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Secured Note, dated April 17, 2023, by and between the Company and Esousa Holdings, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: April 20, 2023

Wejo Group Limited

By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer and Director